UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              April 7, 2003

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.	Regulation FD Disclosure (Information provided pursuant to Item 12).

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This list is intended to constitute the exhibit index:

99.1               Press release dated April 7, 2003 regarding an announcement that InFocus’ revenue and earnings for its first quarter ended March 31, 2003 will be below previous expectations.

Item 9.  Regulation FD Disclosure (Information provided pursuant to Item 12)

On April 7, 2003 InFocus Corporation issued a press release announcing that its revenue and earnings for the quarter ended March 31, 2003 will be below previously disclosed expectations.  The press release indicated that InFocus currently expects revenues to be in the range of $141 million to $146 million for the quarter ended March 31, 2003 and loss per share to be in the range of $0.33 to $0.38 per share.

A copy of the April 7, 2003 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Item 12. (a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2003	INFOCUS CORPORATION

	By	: /s/ John V. Harker
John V. Harker Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

	By	: /s/ Michael D. Yonker
Michael D. Yonker Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial Officer)